Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 2, 2003

Date of report (Date of earliest event reported)

SUPERIOR TELECOM INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12261	58-2248978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Meadowlands Plaza, East Rutherford, New Jersey		07073
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 549-4400

(Former name or former address, if changed since last report)

Item 5.           Other Events and Required FD Disclosure.

On July 30, 2003, Superior TeleCom Inc. and its affiliated debtors and debtors-in-possession (the “Company”) filed a Joint Plan of Reorganization and a related disclosure statement with the United States Bankruptcy Court for the District of Delaware (the “Court”).

On or about August 28, 2003, the Company filed an Amended Joint Plan of Reorganization (the “Amended Plan”) and a related amended disclosure statement (the “Disclosure Statement”) with the Court.  The Amended Plan and Disclosure Statement are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

Bankruptcy law does not permit solicitation of acceptances of the Amended Plan until the Court approves the Disclosure Statement relating to the Amended Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor’s books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Amended Plan.  On September 2, 2003, the Court approved the Disclosure Statement as containing adequate information, as such term is defined in Section 1125 of Chapter 11 of the United States Bankruptcy Code, to permit the solicitation of votes from creditors on whether to accept the Amended Plan.  The balloting and solicitation process commenced on or about September 9, 2003, and the date by which votes must be received is October 9, 2003.  Persons who are entitled to vote on the Amended Plan should obtain and read the Court-approved Disclosure Statement prior to voting to accept or reject the Amended Plan.  A hearing on confirmation of the Amended Plan is scheduled to be held in the Court on October 22, 2003.  The Company will emerge from Chapter 11 if and when the Amended Plan receives the required creditor approval, is confirmed by the Court and becomes effective pursuant to the terms of the Amended Plan.

Item 7.           Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 2.1 –	Amended Joint Plan of Reorganization of Superior TeleCom Inc. and its Affiliated Debtors and Debtors-in-Possession

Exhibit 2.2 –	Disclosure Statement with Respect to Amended Joint Plan of Reorganization of Superior TeleCom Inc. and its Affiliated Debtors and Debtors-in-Possession

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR TELECOM INC.

Date: September 12, 2003	By:	/s/ David S. Aldridge
Name: David S. Aldridge
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended Joint Plan of Reorganization of Superior TeleCom Inc. and its Affiliated Debtors and Debtors-in-Possession

2.2	Disclosure Statement with Respect to Amended Joint Plan of Reorganization of Superior TeleCom Inc. and its Affiliated Debtors and Debtors-in-Possession